Exhibit 1

Appendix 3Y - Listing Rule 3.19A.2

Change of Director’s Interest Notice

Date	19 December 2007
Name of entity	Westpac Banking Corporation (“Westpac”)
ABN	33 007 457 141

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	Dr David Raymond Morgan
Date of last notice	9 November 2007

Part 1 - Change of director’s relevant interests in securities

Direct Interests

Direct or indirect interest	Direct	Direct	Direct
Nature of indirect interest (including registered holder) Note: Provide details of the circumstances giving rise to the relevant interest.	––	––	––
Date of change	—	—	—
No. of securities held prior to change	1,158,186	2,020,167	617,667

Class	Fully paid ordinary shares	Options to acquire fully paid ordinary shares	Rights to acquire fully paid ordinary shares
Number acquired	—	—	—
Number disposed of	—	—	—
Value / Consideration Note: If consideration is non-cash, provide details and estimated valuation.	—	—
No. of securities held after change	1,158,186 (no change)	2,020,167 (no change)	617,667 (no change)
Nature of change Eg on-market trade, off-market trade, exercise of options, issue of securities under DRP, participation in buy-back.	—	—	—

Appendix 3Y - Listing Rule 3.19A.2

Change of Director’s Interest Notice

Indirect Interests

Direct or indirect interest	Indirect	Indirect	Indirect	Indirect	Indirect
Nature of indirect interest (including registered holder) Note: Provide details of the circumstances giving rise to the relevant interest.	Held by HSBC Custody Nominees (Australia) Ltd.(formerly Westpac Custodian Nominees Limited) on behalf of DR Morgan	Held by HSBC Custody Nominees (Australia) Ltd.(formerly Westpac Custodian Nominees Limited) on behalf of JB Davros Pty Ltd ATF The Raymor Family Trust	Held by HSBC Custody Nominees (Australia) Ltd.(formerly Westpac Custodian Nominees Limited) on behalf of DR Morgan	Held by HSBC Custody Nominees (Australia) Ltd.(formerly Westpac Custodian Nominees Limited) on behalf of DR Morgan	Held by HSBC Custody Nominees (Australia) Ltd.(formerly Westpac Custodian Nominees Limited) on behalf of DR Morgan
Date of change	—	—	—	—	—
No. of securities held prior to change	1,463,413.07	1,894,736.84	630,000	1,054,603.31	41,214
Class	Units in BT Global Return Fund	Units in BT Wholesale Asian Share Fund	Units in BT Wholesale Asian Share Fund	Units in BT Wholesale Smaller Companies Fund	Shares in Australian Infrastructure Fund, ASX Code AIX
Number acquired	—	—	—	—	—
Number disposed	—	—	—	—	—
Value / Consideration Note: If consideration is non-cash, provide details and estimated valuation.	—	—	—	—	—
No. of securities held after change	1,463,413.07 (no change)	1,894,736.84 (no change)	630,000 (no change)	1,054,603.31 (no change)	41,214 (no change)
Nature of change Eg on-market trade, off-market trade, exercise of options, issue of securities under DRP, participation in buy-back.	—			—	—

Appendix 3Y - Listing Rule 3.19A.2

Change of Director’s Interest Notice

Direct or indirect interest	Indirect	Indirect	Indirect	Indirect	Indirect	Indirect
Nature of indirect interest (including registered holder) Note: Provide details of the circumstances giving rise to the relevant interest.	Held by HSBC Custody Nominees (Australia) Ltd. on behalf of JB Davros Pty Ltd ATF The Raymor Family Trust	Held by HSBC Custody Nominees (Australia) Ltd. on behalf of DR Morgan	Held by HSBC Custody Nominees (Australia) Ltd. on behalf of Raymor Superannuation P/L As Trustee For The Raymor Superannuation Fund	Held by HSBC Custody Nominees (Australia) Ltd. on behalf of JB Davros Pty Ltd ATF The Raymor Family Trust	Held by HSBC Custody Nominees (Australia) Ltd. on behalf of DR Morgan	Held by HSBC Custody Nominees (Australia) Ltd. on behalf of DR Morgan
Date of change	—	11/12/2007	—	—	11/12/2007	11/12/2007 12/12/2007 13/12/2007
No. of securities held prior to change	10,000	1,256,114	840,000	715,549	2,965,230	1,600,000
Class	Units in BT Wholesale Smaller Companies Fund	Units in BT Wholesale Global Property Securities Fund	Units in BT Wholesale MicroCap Opportunities Fund	Units in BT Wholesale MicroCap Opportunities Fund	Units in BT Wholesale Core Global Share Fund	Westpac Office Trust Instalment Receipts
Number acquired	—	—	—	—	—	1,503,038
Number disposed	—	1,256,114	—	—	2,965,230	—
Value / Consideration Note: If consideration is non-cash, provide details and estimated valuation.	—	$1.0955 per unit	—	—	$1.0408 per unit	$0.63 per instalment receipt
No. of securities held after change	10,000 (no change)	nil	840,000 (no change)	715,549 (no change)	nil	3,103,038
Nature of change Eg on-market trade, off-market trade, exercise of options, issue of securities under DRP, participation in buy-back.	—	On-market trade	—	—	On-market trade	On-market trade

Part 2 - Change of director’s interests in contracts

Detail of contract	—
Nature of interest	—
Name of registered holder (if issued securities)	—
Date of change	—
No. and class of securities to which interest related prior to change Note: Details are only required for a contract in relation to which the interest has changed.	—
Interest acquired	—
Interest disposed	—
Value / Consideration Note: If consideration is non-cash, provide details and an estimated valuation.	—
Interest after change	—